Exhibit 10.9



THIS AMENDED AND RESTATED SECURED CONVERTIBLE DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.



                              AMENDED AND RESTATED


                          SECURED CONVERTIBLE DEBENTURE


                              WHITEMARK HOMES INC.


                        5% Secured Convertible Debenture


                               Due August 16, 2004


No.  002                                                         $550,000.00

     This Amended and Restated Secured Convertible Debenture (the "Debenture") is issued by WHITEMARK HOMES INC., a Colorado corporation (the "Company"), to CORNELL CAPITAL PARTNERS, L.P., a Delaware limited partnership (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.


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                                   ARTICLE I.

     Section 1.01 Restatement. The Company entered into that certain Debenture dated August 16, 2002 in favor of the Holder (the "Initial Debenture"). The Company has failed to comply with Section 1.05 of the Initial Debenture which required the Company to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of the Registration Rights Agreement between the Company and the Holder of even date therewith (the "Investor Registration Rights Agreement"). As a material inducement for the Holder not to exercise, at this time, its remedies under the Initial Debenture as a result of the Company's default thereunder, the Company and the Holder hereby enter into this Debenture, whereby the Company hereby agrees to grant to the Holder, as more fully set forth in Section 1.10 hereof, a first mortgage in and to that certain real property more fully described on Exhibit A hereto (the "Real Property"), as security for its obligations hereunder, and further hereby agrees to pay to the Holder Liquidated Damages in the amount of Twenty Two Thousand (U.S.) Dollars and 00/100 ($22,000.00), pursuant to Section 2(c) of the Investor Registration Rights Agreement.

     Section 1.02 Principal and Interest. For value received, on August 16, 2002, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Five Hundred Fifty Thousand (U.S.) Dollars and 00/100 (US $550,000.00), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the second (2nd ) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein.

     Section 1.03 Optional Conversion. In accordance with the next paragraph, the Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at the price per share (the "Conversion Price") equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the "Closing Bid Price") as of the date hereof, or (b) an amount equal to eighty percent (80%) of the average of the three (3) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean the Nasdaq Bulletin Board System, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit B to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

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

     Prior to converting the Debenture, the Holder shall provide the Company with at least seven (7) days advance written notice that the Holder intends to convert all or a portion of the Debenture, together with the amount intended to be converted. Thereafter, the Company shall have two (2) days to redeem the amount intended to be converted by the Holder at a redemption price of one hundred twenty percent (120%) of the amount rendered plus accrued interest. This right of redemption shall be in addition to the right of redemption set forth in
Section 1.03. In order to exercise its right to redeem under this paragraph, the Company shall provide the Holder with written notice of its intent to so redeem within two (2) days following receipt of the Holder's written notice. The Company shall consummate the redemption within five (5) days by tendering the redemption price via wire transfer.

     Section 1.04 Right of Redemption. The Company at its option shall have the right to redeem, with thirty (30) days advance written notice (the "Redemption Notice"), a portion or all outstanding convertible debenture. The redemption price shall be one hundred ten percent (110%) of the amount redeemed plus accrued interest. Once the Company has issued to the Holder a Redemption Notice the Holder may continue to execute conversions only as long as to the Closing Bid Price of the Company's Common Stock the day prior to conversion is above the Fixed Price.

     In the event the Company exercises a redemption of either all or a portion the Convertible Debenture, the Holder shall receive a warrant to purchase ten thousand (10,000) shares of the Company's Common Stock for every One Hundred Thousand Dollars ($100,000) redeemed, pro rata (the "Warrant"). The Warrant shall be exercisable on a "cash basis" and have an exercise price equal to the Closing Bid Price as of the date hereof. The Warrant shall have "piggy-back" registration rights and shall survive for two (2) years from the Closing Date.

     Section 1.05 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty
(60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

     Section 1.06 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Amended and Restated Investor Registration Rights Agreement").

     Section 1.07 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in
Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.


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

     Section 1.08 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

     Section 1.09 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company not to exceed $500,000.

     Section 1.10 Security Interest. To secure all of its obligations under this Debenture, the Company has entered into that certain first mortgage, a true and correct copy of which is attached hereto as Exhibit C wherein the Company grants to the Holder a first mortgage in and to the Real Property.

                                  ARTICLE II.

     Section 2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                  ARTICLE III.

     Section 3.01 Events of Default. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for fifteen (15) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement or the Amended and Restated Investor Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof.

     Section 3.02 Failure to Issue Unrestricted Common Stock. As indicated in
Article III Section 3.01, a breach by the Company of its obligations under the Amended and Restated Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder accelerated full repayment of all debentures outstanding. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.


                                       4
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                                  ARTICLE IV.

     Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above.

     Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

     Section 4.03 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the second (2nd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                                   ARTICLE V.

     Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

     Section 5.02 Consent of Holder to Sell Common Stock. Except for the Equity Line of Credit Agreement dated the date hereof between the Company and Cornell Capital Partners, LP. so long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any new warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, or (iii) file any registration statement on Form S-8.

                                  ARTICLE VI.

Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:


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If to the Company, to:      Whitemark Homes Inc.
                            650 South Central Avenue - Suite 1000
                            Oviedo, Florida
                            Attention: Mitchell Gordon, Chief Financial Officer
                            Telephone: (407) 366-9668
                            Facsimile: (407) 366-9688

With a copy to:             Kirkpatrick & Lockhart LLP
                            201 South Biscayne Boulevard - Suite 2000
                            Miami, FL  33131-2399
                            Attention: Clayton E. Parker, Esq.
                            Telephone: (305) 539-3300
                            Facsimile: (305) 358-7095

If to the Holder:           Cornell Capital Partners, L.P.
                            101 Hudson Street, Suite 3606
                            Jersey City, New Jersey 07306

With a copy to:             Butler Gonzalez LLP
                            1000 Stuyvesant Avenue - Suite 6
                            Union, NJ 07083
                            Attention: David Gonzalez, Esq.
                            Telephone: (908) 810-8588
                            Facsimile: (908) 810-0973

     Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Colorado without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

     Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

     Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior representations or understanding, including, without limitation, the Initial Debenture, and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

     Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.


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     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                        WHITEMARK HOMES INC.

                                        By:
                                        Name:      Mitchell Gordon
                                        Title:     Chief Financial Officer



                                       7
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                                    EXHIBIT A

                                  REAL PROPERTY




                                       8
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                                    EXHIBIT B


                              NOTICE OF CONVERSION


           (To be executed by the Holder in order to Convert the Note)



TO:

     The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of Whitemark Homes Inc., according to the conditions stated therein, as of the Conversion Date written below.



Conversion Date: ____________________________________________________________

Applicable Conversion Price: ________________________________________________

Signature: __________________________________________________________________

Name: _______________________________________________________________________

Address: ____________________________________________________________________

Amount to be converted: $ ___________________________________________________

Amount of Debenture unconverted: $ __________________________________________

Conversion Price per share: $ _______________________________________________

Number of shares of Common Stock to be issued: ______________________________

Please issue the shares of Common Stock
 in the following name and to the following address: ___________________________________________________________________

Issue to: ___________________________________________________________________

Authorized Signature: _______________________________________________________

Name: _______________________________________________________________________

Title: ______________________________________________________________________

Phone Number: _______________________________________________________________

Broker DTC Participant Code: ________________________________________________

Account Number: _____________________________________________________________



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                                    EXHIBIT C

                                    MORTGAGE



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